          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                               COMMERCE ONE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      DELAWARE                  1600 RIVIERA AVENUE               68-0322810
(STATE OF INCORPORATION)   WALNUT CREEK, CALIFORNIA 94596     (I.R.S. EMPLOYER
                          (ADDRESS, INCLUDING ZIP CODE, OF   IDENTIFICATION NO.)
                         REGISTRANT'S PRINCIPAL EXECUTIVE
                                     OFFICES)

                       1999 NONSTATUTORY STOCK OPTION PLAN


                            (FULL TITLE OF THE PLAN)

                                ROBERT M. TARKOFF
            VICE PRESIDENT, CORPORATE DEVELOPMENT AND GENERAL COUNSEL
                               COMMERCE ONE, INC.
                               1600 RIVIERA AVENUE
                         WALNUT CREEK, CALIFORNIA 94596
                                 (925) 941-6000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              DAVID J. SEGRE, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                   PROPOSED
                TITLE OF SECURITIES TO                        AMOUNT                MAXIMUM          PROPOSED         AMOUNT OF
                    BE REGISTERED                             TO BE             OFFERING PRICE   MAXIMUM AGGREGATE  REGISTRATION
                                                            REGISTERED            PER SHARE       OFFERING PRICE         FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value                          500,000 shares (1)      $195.5625 (2)    $97,781,250.00(2)   $25,815.00
==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) With respect to 500,000 shares of Common Stock available for future grant under the 1999 Nonstatutory Stock Option Plan, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) to be the average of the high and low price reported on the Nasdaq Stock Market on March 21, 2000, which average was $195.5625 per share.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

       There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

       1. The Registrant's Current Report on Form 8-K/A, filed with the Commission on March 22, 2000.

       2. The Registrant's Current Report on Form 8-K, filed with the Commission on February 2, 2000.

       3. The Registrant's Current Report on Form 8-K/A, filed with the Commission on January 25, 2000.

       4. The Registrant's Current Report on Form 8-K, filed with the Commission on January 20, 2000.

       5. The Registrant's Current Report on Form 8-K, filed with the Commission on November 24, 1999.

       6. The Registrant's Quarterly Report on Form 10-Q for the period ending September 30, 1999.

       7. The Registrant's Prospectus, filed with the Commission on July 2, 1999, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

       8. The Registrant's Quarterly Report on Form 10-Q, for the period ending June 30, 1999.

       9. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on June 21, 1999.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       The validity of the common stock in this offering will be passed upon for Commerce One by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this registration statement, investment partnerships composed of certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, as well as certain individual attorneys of this firm, beneficially own an aggregate of approximately 87,000 shares of Commerce One common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

       Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

       Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

       The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8.  EXHIBITS


Exhibit
Number                                              Document
--------------  ----------------------------------------------------------------
    4.1*        Specimen Common Stock Certificate

    5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation ("WSGR"), as to legality of securities being registered

   10.1         Registrant's 1999 Nonstatutory Stock Option Plan

   23.1         Consent of Ernst & Young LLP, Independent Auditors

   23.2         Consent of PricewaterhouseCoopers LLP, Independent Accountants

   23.3         Consent of WSGR (contained in Exhibit 5.1)

   24.1         Power of Attorney (see page 4)

----------------------

(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 declared effective on July 1, 1999.

ITEM 9.   UNDERTAKINGS

(a)    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Commerce One, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Walnut Creek, state of California, on the 24th day of March, 2000.

                                     Commerce One, Inc.

                                     By:   /s/ Mark B. Hoffman
                                        ----------------------------------------
                                           Mark B. Hoffman
                                           President, Chief Executive Officer
                                           and Chairman of the Board

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Hoffman and Robert M. Tarkoff and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                     TITLE                                   DATE
--------------------------------------    -------------------------------------------     ----------------------------
/s/ Mark B. Hoffman                       Chief Executive Officer and Chairman of the               March 24, 2000
-----------------------------------         Board (Principal Executive Officer)
 Mark B. Hoffman


/s/ Peter F. Pervere                      Vice President and Chief Financial Officer                 March 24, 2000
-----------------------------------         (Principal Financial and Accounting
 Peter F. Pervere                           Officer)



/s/ Robert M. Kimmitt                     President and Vice Chairman of the Board                   March 24, 2000
-----------------------------------
 Robert M. Kimmitt


/s/ John V. Balen                         Director                                                   March 24, 2000
-----------------------------------
 John V. Balen


/s/ William B. Elmore                     Director                                                   March 24, 2000
-----------------------------------
 William B. Elmore


/s/ Kenneth C. Gardner                    Director                                                   March 27, 2000
-----------------------------------
 Kenneth C. Gardner

                                       4

/s/ Thomas Gonzales                       Director                                                   March 24, 2000
-----------------------------------
 Thomas Gonzales


/s/ William J. Harding                    Director                                                   March 24, 2000
-----------------------------------
 William J. Harding


/s/ David H. J. Furniss                   Director                                                   March 24, 2000
-----------------------------------
 David H. J. Furniss


/s/ Jay M. Tenenbaum                      Director                                                   March 23, 2000
-----------------------------------
 Jay M. Tenenbaum


/s/ Jeffrey T. Webber                     Director                                                   March 24, 2000
-----------------------------------
 Jeffrey T. Webber


/s/ Noriyoshi Osumi
-----------------------------------
 Noriyoshi Osumi                          Director                                                   March 24, 2000


                                INDEX TO EXHIBITS


Exhibit
Number                                      Document
-------------   ----------------------------------------------------------------
    4.1*        Specimen Common Stock Certificate

    5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation ("WSGR"), as to legality of securities being registered

   10.1         Registrant's 1999 Nonstatutory Stock Option Plan

   23.1         Consent of Ernst & Young LLP, Independent Auditors

   23.2         Consent of PricewaterhouseCoopers LLP, Independent Accountants

   23.3         Consent of WSGR (contained in Exhibit 5.1)

   24.1         Power of Attorney (see page 4)

----------------------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-76987), declared effective on July 1, 1999.